EXHIBIT 10.28


                             Subcontractor Agreement

Effective Date:   03/09/01

Between: Tecniflex Inc., a Tennessee corporation having its principal place of business at 9010 Overlook Boulevard., Brentwood, Tennessee, 37027, ("Tecniflex"), and One Source Technologies, having its principal place of business at 7419 E. Helm Drive, Scottsdale, AZ 85260, ("Associate").

1.0 PUrpose: TECNIFLEX provides hardware products and maintenance services for banks and financial institutions. Associate also provides maintenance services for banks and financial institutions in various geographical locations. Tecniflex has current customers that can benefit from the maintenance services and geographical location of ASSOCIATE. TECNIFLEX wishes for ASSOCIATE to provide maintenance services to designated TECNIFLEX customers for an hourly fee.

2.0 Agreement Term: The Initial Term of this Agreement will begin on the Effective Date and will continue for one year. Thereafter, the Agreement will automatically renew for one-year periods, until terminated by either party at any time by written notice to the other no less than thirty (30) days prior to termination.

3.0  Services

3.1 Provision of Services: During the term of this Agreement, ASSOCIATE will provide equipment maintenance services directly to designated TECNIFLEX's
Clients ("End Users") on site at End User's locations, as requested by TECNIFLEX. ASSOCIATE may accept or decline requests for maintenance services by TECNIFLEX. The specific services to be provided by ASSOCIATE including both routine maintenance services and corrective repair services shall be conveyed to Associate by Tecniflex.

3.2 Dispatch: End Users will contact TECNIFLEX for access to all maintenance services. Upon notification from End User of the need for Services, TECNIFLEX will contact ASSOCIATE on an as needed basis. ASSOCIATE will respond directly to each End User as designated by TECNIFLEX. TECNIFLEX shall not make payments to ASSOCIATE for any particular request, for which ASSOCIATE does not perform maintenance services for the End User.

3.3 Parts: Tecniflex, at its sole discretion, may provide parts or supplies necessary for maintenance services to ASSOCIATE for the sole purpose of maintenance services to be provided to an End User as designated by Tecniflex. TECNIFLEX shall pay for all costs associated with shipping parts to ASSOCIATE or End User.

4.0 Payment for Services: In consideration for the Services provided under this Agreement, TECNIFLEX will pay ASSOCIATE on an hourly basis at thirty-five-dollars per hour. TECNIFLEX shall not reimburse ASSOCIATE for any expenses incurred.

5.0 Commissions: ASSOCIATE may refer potential clients and End Users to Tecniflex regarding the Sale of Equipment Maintenance, Equipment, and Supplies for a fee, ("Referral Sale"). A "Referral Sale" shall only include the sale of Equipment Maintenance, Equipment, and Supplies, which are not currently under a maintenance agreement with Tecniflex. In order to obtain a commission for a "Referral Sale," ASSOCIATE must make a written referral to TECNIFLEX, which notifies TECNIFLEX of the type of equipment to be serviced, the location of the equipment, the type of supplies needed, and the person to be contacted regarding the equipment. If the written referral results in payment to TECNIFLEX within ninety (90) days of the written referral, TECNIFLEX shall issue (25%) percent of the Salespersons Commission to ASSOCIATE. ASSOCIATE may request the average amount of a Salespersons Commission on a quarterly basis. Former TECNIFLEX clients that ASSOCIATE refers to Tecniflex shall not be considered for Referral Sales under this Section.



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6.0 Referral and Transfer of Former Tecniflex.  as part of the consideration for this Agreement, ASSOCIATE agrees to refer ASSOCIATE'S current clients, which are former TECNIFLEX clients back to TECNIFLEX. ASSOCIATE will help and assist with any and all efforts of TECNIFLEX to have these former TECNIFLEX clients sign agreements with TECNIFLEX. These efforts shall include written letters to former TECNIFLEX clients from ASSOCIATE.

7.0 Confidentiality: The parties to this Agreement will take all reasonable steps to ensure that any material or information considered by either party to be confidential, which the other party has possession or knowledge of in connection with this Agreement, will not be disclosed to others, in whole or in part, without the prior written permission of the other party. "Confidential Information" will include, but will not be limited to, trade secrets, Client Lists, or proprietary information related to either party's past, present or future research, development and business activities or to the development or operation of any computer system or software that is subject to this Agreement, regardless of whether such information is identified as being confidential. "Confidential Information" will also include all information designated as confidential by either party. Neither party will have the obligation to maintain the confidentiality of any data or information which (i) was in the receiving party's lawful possession prior to receipt from the other party, (ii) is later lawfully obtained by the receiving party by a third party having no obligation of secrecy to the other party, (iii) is available to the public through no act or failure of the receiving party, (iv) is readily available in the public domain, or (v) is independently developed by the receiving party. The receiving party will immediately return or destroy any or all Confidential Information that has been provided to it by the other party, upon the other party's request.

8.0 Relationship of the Parties: TECNIFLEX and ASSOCIATE agree that each shall be an independent contractor as to the other, and that nothing in this Agreement is intended to establish or authorize either party as an agent, legal representative, joint venture party, franchisee, employee or servant of the other for any purpose. ASSOCIATE will have no authority, whether express or implied, to assume or create any obligation on behalf of TECNIFLEX, including, without limitation, price quotations, letters or other documents using the name of TECNIFLEX except as expressly provided herein or with the duly authorized written consent of TECNIFLEX.

9.0 Non-Solicitation. ASSOCIATE agrees that during the term of this Agreement and for a period of one (1) year immediately following the termination of this Agreement for any reason, ASSOCIATE shall not, on ASSOCIATE's own behalf or on behalf of any person or business contact attempt to contact any End User, or any representative of any End User to induce or attempt to induce the End User to purchase maintenance services from any source other then TECNIFLEX for services that TECNIFLEX sells to End Users. ASSOCIATE shall not engage in the actions prohibited by this section directly or indirectly, whether as manager, salesperson, agent, technical support, sales, or service representative, or otherwise.

10.0 Limitation of Liability: Each party to this Agreement will be liable for loss and damages arising out of its own acts or omissions. ASSOCIATE shall be individually and solely liable for any acts of gross negligence committed during the performance of services rendered by ASSOCIATE. ASSOCIATE agrees that TECNIFLEX's total liability hereunder, including but not limited to, any alleged negligence of TECNIFLEX shall not exceed the amount paid to ASSOCIATE. In no event will TECNIFLEX be liable for any incidental or consequential damages, including without limitation, loss of use, loss of data, loss of profit, loss of monies deposited to or removed from equipment or any affiliated components, or liability to third parties, however caused, whether by the negligence of TECNIFLEX or otherwise.



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11.0 Force Majeure:  TECNIFLEX shall not be liable to ASSOCIATE for any delay or failure by TECNIFLEX to perform its obligations under this Agreement or otherwise if such delay or failure arises from any cause or causes beyond the reasonable control of TECNIFLEX, including but not limited to labor disputes,
strikes,  other  labor  or  industrial   disturbances,   acts  of  God,  floods,
lightening,   shortages  of  materials,   rationing,  utility  or  communication
failures,   earthquakes,   casualty,   war,   acts  of  public   enemy,   riots,
insurrections, embargoes, blockages, actions, restrictions, regulations or orders of any government, agency or subdivision thereof.

12.0 Notices: Any notice required or authorized to be given ("Notice") will be in writing and will be deemed given when received via certified or registered mail, postage prepaid, or via any other public or private delivery service at the addresses set forth below.

13.0 Assignment: ASSOCIATE may not assign or otherwise transfer its rights, interest or obligations under this Agreement without the prior written consent of TECNIFLEX.

14.0 General. This Agreement may not be modified except by a written instrument signed by authorized representatives of both ASSOCIATE and TECNIFLEX. This Agreement constitutes the entire agreement and contains all of the representations of the parties with respect to the matters contained in this Agreement. No term or provision of this Agreement will be deemed waived and no breach excused, unless the waiver is in writing and signed by the party granting such waiver. Any consent by either party to, or waiver of, a breach by the other party, will not constitute consent to or waiver of any other different or subsequent breach. All covenants, representations, warranties and agreements of the parties contained in this Agreement shall be binding on and inure to the benefit of the parties' respective heirs, executors, administrators, personal representatives, successors, assigns and permitted designees. The laws of the state of Tennessee shall govern the interpretation and enforcement of this Agreement. If any provision of this Agreement should be held invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement will not be affected thereby.

Effective Date: 3-9-01
               -------

TECNIFLEX                                    ASSOCIATE
                                                    OneSource Technologies, Inc.


/s/ Misty Skinner                            /s/ Jerry Washburn
Authorized Name and Signature                Authorized Name and Signature

931 N Walnut                                 7419 E. Helen Drive
-------------------------------              ---------------------------
Address                                      Address

Republic, MO 65738                           Scottsdale AZ 85260
-------------------------------              ---------------------------
City, State                                  City, State





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                          SCHEDULE A - PAYMENT SCHEDULE



Tecniflex will pay "Associate" monthly for an amount equal to 80% of the contract base revenue with the exception of the Wells Fargo accounts which will be paid monthly for an amount equal to 90% of the contract base revenue


                                                            /s/ J Washburn
                                                            1 March 01